EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this annual report of Braintech, Inc. (the “Company”) on Form 10-K for the period December 31, 2008 (the “Report”), I, Frederick Weidinger the Principal Executive Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, section 1350 of the United States Code, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)
The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and result of operations of the Company at the dates and for the period indicated.

This Certification has not been, and shall not be deemed, “filed” with the Securities Exchange Commission.

/s/ Frederick Weidinger
Frederick Weidinger
Principal Executive Officer
March 26, 2009